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                                                                    Exhibit 23.2

 (This consent should also cover the report pertaining to Walton Bank & Trust)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in Registration Statements on Form S-8 (File Number 333-60702 dated May 11, 2001, File Number 333-49436, dated November 7, 2000; File Number 333-15069, dated October 30, 1999; File Number 333-88645, dated October 8, 1999; File Number 333-79463, dated May 27, 1999; File Number 333-79457, dated May 27, 1999; File Number 333-74555, dated March 17, 1999; and File Number 333-56473, dated June 10, 1998) of Main Street Banks, Inc. (formerly First Sterling Banks, Inc.) of our report, dated January 27, 2000, related to the consolidated financial statements of First Sterling Banks, Inc. and subsidiaries for the year ended December 31, 1999, and our report, dated March 14, 2001, relating to the financial statements of Walton Banks and Trust Company for the year ended December 31, 2000, both included in this Current Report on Form 8-K of Main Street Banks, Inc.

                                        /s/ Mauldin & Jenkins, LLC

Atlanta, Georgia
May 8, 2001